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[SUTHERLAND ASBILL & BRENNAN LLP]


                                                   April 10, 2002


American Equity Investment Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:  American Equity Life Annuity Account
              (File Nos. 333-46593; 811-08663)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Experts" in the statement of additional information filed as part of Post-Effective Amendment Number 7 to the registration statement on Form N-4 for American Equity Life Annuity Account (File Nos. 333-46593; 811-08663). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:   /s/ STEPHEN E. ROTH
                                                ---------------------------
                                                  Stephen E. Roth, Esq.